PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 1,	August 2,	August 1,	August 2,
	2010	2009	2010	2009
Net sales	$112,251	$95,401	$315,518	$266,676
Costs and expenses:
Cost of sales	(85,979)	(77,347)	(248,979)	(226,622)
Selling, general and administrative	(11,068)	(9,963)	(32,086)	(30,995)
Research and development	(3,427)	(3,854)	(10,983)	(11,655)
Consolidation, restructuring and related (charges) credits	(26)	(10,660)	4,810	(12,746)
Impairment of long-lived assets	-	-	-	(1,458)
Operating income (loss)	11,751	(6,423)	28,280	(16,800)
Other income (expense), net	(1,234)	(14,220)	(5,870)	(22,845)
Income (loss) before income taxes	10,517	(20,643)	22,410	(39,645)
Income tax provision	(2,910)	(1,805)	(5,790)	(2,927)
Net income (loss)	7,607	(22,448)	16,620	(42,572)
Net (income) loss attributable to noncontrolling interests	84	(399)	(842)	(580)
Net income (loss) attributable to Photronics, Inc.	$7,691	$(22,847)	$15,778	$(43,152)

Earnings (loss) per share:
Basic	$0.14	$(0.55)	$0.30	$(1.03)
Diluted	$0.13	$(0.55)	$0.29	$(1.03)
Weighted average number of common shares
outstanding:
Basic	53,516	41,819	53,341	41,772
Diluted	66,280	41,819	65,689	41,772